UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2004, we issued $252.5 million of five-year senior unsecured notes and $72.5 million of seven-year senior unsecured notes. The five- and seven-year notes have been priced at a fixed interest rate of 5.53% and 5.99% per annum, respectively, and require the payment of interest semi-annually. The notes were sold at par.

The five- and seven-year notes were issued by us in a private placement transaction to institutional accredited investors. Banc of America Securities LLC acted as the placement agent in connection with this transaction.

We used the net proceeds from the issuance of the notes to repay $102 million of our unsecured notes that matured on November 15, 2004, and we intend to use the remainder to fund new investments and for general corporate purposes.

We issued a press release on November 18, 2004, disclosing the above transaction. The text of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1 Note Agreement, dated as of November 15, 2004.
99.2 Press release dated as of November 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

November 18, 2004	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Note Agreement, dated as of November 15, 2004.
99.2	Press release, dated as of November 18, 2004.